Exhibit 11.1


                                  STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                         Three Months Ended                       Nine Months Ended
                                                            September 30,                           September 30,
                                                  ---------------------------------       ---------------------------------
                                                      2000                 1999                2000                1999
                                                  -------------       -------------       -------------       -------------
                                                                  (in thousands, except for per share data)
Basic:
   Net income applicable to
      common stock                                $       3,829       $       4,985       $       6,916       $      20,047
                                                  =============       =============       =============       =============
   Weighted average number of
      common shares outstanding                          15,779              15,502              15,727              15,438
                                                  =============       =============       =============       =============
   Basic net income per share                     $         .24       $         .32       $         .44       $        1.30
                                                  =============       =============       =============       =============

Diluted:
   Net income applicable to
      common stock                                $       3,829       $       4,985       $       6,916       $      20,047
                                                  =============       =============       =============       =============
   Weighted average number of
      common shares outstanding                          15,779              15,502              15,727              15,438
   Weighted average number of
      dilutive common stock equivalents                     408                 222                 199                 408
                                                  -------------       -------------       -------------       -------------
   Weighted average number of
      common and common equivalent
      shares outstanding                                 16,187              15,724              15,926              15,846
                                                  =============       =============       =============       =============
   Diluted net income per share                   $         .24       $         .32       $         .43       $        1.27
                                                  =============       =============       =============       =============
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